EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), effective September 22, 2003 (“Effective Date”), is made and entered into by and between DOLLAR GENERAL CORPORATION (the “Company”), and Lawrence V. Jackson (“Employee”).

W I T N E S S E T H:

WHEREAS, Company desires to employ Employee upon the terms and subject to the conditions hereinafter set forth, and Employee desires to accept such employment;

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Employment Terms

1.

Employment.  Subject to the terms and conditions of this Agreement, Company agrees to employ Employee as President and Chief Operating Officer (“COO”) of Dollar General Corporation.

2.

Term.  The term of this Agreement shall be until September 22, 2006 (“Term”), unless otherwise terminated pursuant to Paragraphs 7, 8, 9, 10, 11 or 12 hereof.

3.

Position, Duties and Administrative Support.

a.

Position.  Employee shall serve as President and COO. Employee shall report to the Chairman and Chief Executive Officer (“CEO”) and perform such duties and responsibilities as the Chairman and CEO may prescribe from time-to-time.

b.

Full-Time Efforts.  Employee shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote his full-time efforts to the business and affairs of Company.  Employee agrees to promote the best interests of Company and to take no action that in any way damages the public image or reputation of Company, its subsidiaries or its affiliates.

c.

Administrative Support.  Employee shall be provided with office space and administrative support commensurate with his position as President and COO.

d.

No Interference With Duties.  Employee shall not devote time to other activities which would inhibit or otherwise interfere with the proper performance of his duties, and shall not be directly or indirectly concerned or interested in any other occupation, activity or interest in any business whatsoever other than by reason of holding a non-controlling interest as a shareholder, securities holder or debenture holder in a corporation quoted on a nationally recognized exchange.  Employee may not serve as a member of a board of directors of a for-profit company, other than the Company or any of its subsidiaries or affiliates, during the Term without the express approval of the CEO.

4.

Work Standard.  Employee hereby agrees that he shall at all times comply with and abide by all terms and conditions set forth in this Agreement, and all applicable work policies, procedures and rules as may be issued by Company.  Employee also agrees that he shall comply with all federal, state and local statutes, regulations and public ordinances governing the performance of his duties hereunder.

5.

Compensation.

a.

Base Salary.  Subject to the terms and conditions set forth in this Agreement, Company shall pay Employee, and Employee shall accept, an annual salary (“Base Salary”) in the amount of Six Hundred Thousand and No/100 Dollars ($600,000.00).  The Base Salary shall be paid in accordance with Company’s normal payroll practices and may be increased from time to time at the sole discretion of the Compensation Committee of the Board of Directors (“Compensation Committee”).

b.

Incentive Bonus.  Employee’s incentive compensation for the Term of this Agreement shall be determined under the Company’s bonus program for executives established by the Compensation Committee and amended in its discretion.  For the 2003 fiscal year, Employee shall receive a bonus equal to at least 65% of his Base Salary (prorated based on his tenure with the Company for the year) and may be eligible for a maximum payout of up to 100% of Base Salary (also prorated) based on the attainment of certain corporate targets.  For the 2004 fiscal year and for the remainder of the Term, Employee’s target Bonus shall be set at a level commensurate with the Employee’s job position of President and COO of the Company.  The actual bonus paid pursuant to this Paragraph 5(b) shall be based on performance criteria established by the Compensation Committee in accordance with the terms and conditions of the bonus program for executives.

c.

Stock Options.  Pursuant to its 1998 Employee Stock Incentive Plan, as amended from time to time, or any successor plan thereof (the “Plan”), Company shall grant to Employee two hundred thousand (200,000) non-qualified stock options to purchase Company stock.  Such options shall be granted at the next regularly scheduled Compensation Committee meeting after Employee’s hire date at a purchase price determined by the Compensation Committee which purchase price shall not be less than 50% of the “Fair Market Value” of the Company’s “Common Stock” (as such terms are defined under the Plan) as of the date of grant.  In addition, such options shall vest in four equal annual installments (25% each year) on each successive annual anniversary of the date of grant.  All unvested options shall forfeit upon Employee’s termination except as provided in this Paragraph and Paragraphs 8, 9, 11 and 12 below.  Employee shall be eligible for annual future grants under the Plan subject to Compensation Committee approval.  For purposes of this Paragraph 5(c) only, if Employee’s initial employment Term ending September 22, 2006 expires unrenewed for any reason other than Cause, all stock options granted to Employee pursuant to this Paragraph 5(c) shall become fully vested and remain exercisable as provided in the applicable agreement evidencing such awards.

d.

Restricted Stock.  Pursuant to the Plan, Company shall grant to Employee twenty-four thousand (24,000) shares of restricted stock.  Such restricted stock shall be granted at the next regularly scheduled Compensation Committee meeting after Employee’s hire date and shall vest in three equal annual installments (1/3 each year) on each successive annual anniversary of the date of grant.  All unvested stock shall be forfeited upon Employee’s termination except as provided in this Paragraph and Paragraphs 8, 9, 11 and 12 below.  For purposes of this Paragraph 5(d) only, if Employee’s initial employment Term ending September 22, 2006 expires unrenewed for any reason other than Cause, all restricted stock granted to Employee pursuant to this Paragraph 5(d) shall become fully vested.

e.

Signing Bonus.  Within ten (10) business days of the Effective Date of this Agreement, the Company shall pay to Employee One Hundred Thousand Dollars ($100,000).  If on or before September 21, 2004 Employee is terminated for Cause as defined in Paragraph 7 or voluntarily terminates employment unless it is for Good Reason as defined in Paragraph 10(b), Employee shall repay the amount set forth in the preceding sentence within three (3) business days of his last day of employment.

f.

Supplemental Executive Retirement Plan.  In lieu of participation in the Company’s supplemental executive retirement plan for key employees, the Company shall enter into an individual arrangement with Employee providing a mutually agreeable SERP benefit (“SERP”).  The document providing such SERP is attached hereto as Exhibit A.

g.

Vacation.  Upon Employee’s Effective Date, he shall be eligible for two weeks vacation during his first year of employment.  After his first year, he shall be eligible for three weeks vacation each year.  Any granted but unused vacation as of an annual anniversary of employment date or at Employee’s termination date shall be forfeited.

h.

Business Expenses.  Employee shall be reimbursed for all reasonable business expenses incurred in carrying out the work hereunder.  Employee shall adhere to the Company’s expense reimbursement policies and shall follow those expense reimbursement procedures that generally apply to other Company employees.

i.

Moving Expenses. The Company will reimburse Employee for reasonable and customary moving expenses directly related to Employee’s relocation from Alamo, CA to the Nashville, Tennessee area in accordance with the terms of the Company’s relocation policy.

j.

Perquisites.  Employee shall be entitled to receive such other executive perquisites, fringe and other benefits as are provided to the senior most executives and their families under any of the Company’s plans and/or programs in effect from time to time and such other benefits as are customarily available to executives of the Company and their families.

6.

Benefits.  During the Term, Employee (and, where applicable, Employee’s eligible dependents) shall be eligible to participate in the various Company welfare benefit plans, practices and policies (including, without limitation, medical, prescription, dental, vision, disability, employee life, accidental death and travel accident insurance plans and programs) to the extent and in accordance with the terms of those plans as generally provided to executives or other similarly situated employees of the Company.  In addition, Employee shall be eligible to participate, pursuant to their terms, in any other benefit plans offered by the Company to executives or other employees (excluding plans applicable solely to the CEO), including, without limitation, the 401(k) Retirement and Savings Plan and Compensation Deferral Program.  Collectively the plans and arrangements described in this Paragraph 6 are hereinafter referred to as the “Benefits Plans.”

7.

Termination for Cause.  Under the following conditions, each of which shall constitute “Cause” or “Termination for Cause”, this Agreement may be terminated immediately at any time by Company without any liability owing to Employee or Employee’s beneficiaries under this Agreement, except for those benefits owed under any other plan or agreement covering Employee which shall be governed by the terms of such plan or agreement:

a.

Any act involving fraud, dishonesty or material misrepresentation, any breach of applicable regulations of competent authorities in relation to trading or dealing with stocks, securities, investments and the like, or any act by Employee resulting in an investigation by the Securities & Exchange Commission;

b.

Other than as required by law, the carrying out of any activity or the making of any statement which prejudices or reduces the good name and standing of Company or any of its affiliates or would bring any one of these into contempt or ridicule;

c.

Attendance at work in a state of intoxication or otherwise being found in possession at his place of work of any prohibited drug or substance, possession of which would amount to a criminal offense;

d.

Assault or other act of violence against any employee of Company or other person during the course of his employment; or

e.

Conviction of any felony whatsoever or any misdemeanor involving moral turpitude.

A termination for Cause shall be effective only if the Company has given Employee written notice of its intention to terminate for Cause, describing Employee’s acts or omissions that are believed to constitute Cause.

8.

Termination upon Death.  Notwithstanding anything herein to the contrary, this Agreement shall terminate immediately upon Employee’s death, and Company shall have no further liability to Employee or his beneficiaries under this Agreement, except for benefits under the Benefits Plans covering Employee to the extent provided by the terms of such Benefits Plans.    In addition, upon Employee’s death during the Term, all of Employee’s stock options and restricted shares shall vest and become fully exercisable.  Any such stock options that may be exercised shall remain exercisable as provided under the terms of the Plan.

9.

Disability.  If a Disability (as defined below) of Employee occurs during the Term, the Company may notify Employee of the Company’s intention to terminate Employee’s employment.  In that event, employment shall terminate effective on the date such notice of termination is given to Employee (the “Disability Effective Date”) and this Agreement shall terminate without further liability to Employee, except for benefits under the Benefits Plans covering Employee to the extent provided by the terms of such Benefits Plans.  In addition, upon the Employee’s Disability during the Term, all of Employee’s stock options and restricted shares shall vest and become fully exercisable.  Any such stock options that may be exercised shall remain exercisable as provided under the terms of the Plan.  In this Agreement, “Disability” means:

(a)

a long-term disability, as defined in the Company’s applicable long-term disability plan as then in effect; or

(b)

Employee’s inability reasonably to perform his duties under this Agreement because of any medically determinable physical or mental impairment that (i) can reasonably be expected to result in death or (ii) has lasted or can reasonably be expected to last for at least sixty (60) consecutive days.  In this circumstance, the existence of a Disability shall be determined by the Company, in its sole and absolute discretion, upon receipt of competent medical advice from a qualified physician selected by or acceptable to the Company.  In this circumstance, Employee shall, if there is any question about his Disability, submit to a physical examination by a qualified physician selected by the Company. Nothing in this subsection (b) is intended to nor shall it be deemed to broaden or modify the definition of “disability” in the Company’s long-term disability plan.

10.

Employee’s Termination of Employment.

a.

Notwithstanding anything herein to the contrary, Employee may terminate his employment and this Agreement at any time, for no reason, with thirty (30) days written notice to Company.  Upon such termination, Employee shall be entitled to his pro-rata Base Salary through the date of termination and such other vested benefits under any other plan or agreement covering Employee which shall be governed by the terms of such plan or agreement. Employee shall not be entitled to those payments and benefits listed in paragraph 11, unless he terminates his employment for Good Reason, as defined below.

b.

Good Reason shall mean any of the following actions taken by the Company:

(i)

a reduction by the Company in the Employee’s Base Salary or target bonus level, or the Company’s failure to increase (within 12 months of Employee’s last increase) the Employee’s Base salary, unless such failure is the result of (A) a hiring or salary freeze uniformly applied to all employees or (B) Employee’s failure to meet pre-established and objective performance criteria;

(ii)

The Company shall fail to continue in effect any significant Company-sponsored compensation plan or benefit (without replacing it with a similar plan or with a compensation equivalent), unless such action is in connection with across-the-board plan changes or terminations similarly affecting at least ninety-five percent (95%) of all executive employees of the Company;

(iii)

Company’s principal executive offices shall be moved to a location outside the middle-Tennessee area, or Employee is required to be based anywhere other than the Company’s principal executive offices;

(iv)

Without his written consent, the assignment to the Employee by the Company of duties inconsistent with, or the significant reduction of the title, powers and functions associated with, Employee’s position, titles or offices, unless such action is the result of Employee’s failure to meet pre-established and objective performance criteria or his termination  for Disability or Cause;

(v)

Any material breach by the Company of any provision of this Agreement; or

(vi)

The failure of any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

Good Reason shall not include Employee’s death or Disability.  The Company shall have the opportunity to cure any claimed event of Good Reason (other than subparagraph (vi) above) within thirty (30) days notice from Employee.

11.

Termination without Cause or by Employee for Good Reason.  If Employee’s employment is terminated by the Company without Cause which the Company may do at any time prior to the expiration of the Term (it being understood by the Parties that termination by death, Disability or expiration of this Agreement shall not constitute termination without Cause) or Employee terminates for Good Reason (as defined above), then Employee shall be entitled (in lieu of the payments referenced in Paragraph 12 below, and not in addition to), only upon the execution and effectiveness of the Release attached hereto and made a part hereof, to:

(a)

continuation of Employee’s Base Salary as of the date immediately preceding the termination for 24 months, payable in accordance with the Company’s normal payroll cycle and procedures,

(b)

an amount equal to two (2) times the annual Employee contribution to participate in the Company’s medical, dental and vision benefits programs prorated to be paid over the same twenty-four (24) month period as provided in Paragraph 11(a) above, and

(c)

Employee’s stock options and restricted shares granted pursuant to Paragraphs 5(c) and 5(d) respectively shall fully vest and shall remain exercisable as provided in the applicable agreement evidencing such awards.

In the event that there is a breach by Employee of any continuing obligations under this Agreement after termination of employment, any unpaid amounts under this Paragraph 11 shall be forfeited.  Any payments or reimbursements under this Paragraph 11 shall not be deemed the continuation of Employee’s employment for any purpose.  The Company’s obligations under this Paragraph 11 will not negate or reduce (i) any amounts due but not yet paid to Employee by the Company, or (ii) any other amounts payable to Employee outside this Agreement, or any other rights that Employee may have, under the terms of any of the applicable Benefit Plans in effect on the employment termination date.  Further, the Company may, at any time and in its sole discretion, make a lump-sum payment of all amounts, or all remaining amounts, due to Employee under this Paragraph 11.

12.

Effect of Change in Control.

a.

If, during the Term and within one year following a Change in Control (as hereafter defined), the Company (or any successor to the Company) terminates Employee’s employment without Cause or Employee terminates his employment for Good Reason, then upon the execution and the effectiveness of the Release attached hereto and made a part hereof, the Company shall pay to Employee (in lieu of the payments referenced in paragraph 11 above, and not in addition to):

(i)

a lump sum payment equal to two times Employee’s Base Salary in effect immediately prior to the Change in Control plus two times the amount of Employee’s target incentive bonus payment in effect immediately prior to the Change in Control;

(ii)

a lump sum payment in an amount equal to two (2) times the annual Employee contribution to participate in the Company’s medical, dental and vision benefits program; and

(iii)

Employee’s stock options and restricted shares granted pursuant to Paragraphs 5(c) and 5(d) respectively shall fully vest and shall remain exercisable in accordance with the terms of the Plan.

b.

Excise Tax Gross-Up.

(i)

Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined as provided below that any payment or distribution by the Company to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 12) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(ii)

All determinations required to be made under this Paragraph 12, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by the tax department of an independent public accounting firm (the “Accounting Firm”) which shall be engaged by the Company prior to the time of the first Payment to Employee.  The Accounting Firm selected shall not be serving as accountant or auditor for the individual, entity or group effecting the Change in Control. The Accounting Firm shall prepare and provide detailed supporting calculations both to the Company and Employee within fifteen (15) business days of the later of (i) the Accounting Firm’s engagement to make the required calculations or (ii) the date the Accounting Firm obtains all information needed to make the required calculation.  Any determination by the Accounting Firm shall be binding upon the Company and Employee.  All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(iii)

Any Gross-Up Payment, as determined pursuant to this Paragraph 12, shall be paid by the Company to Employee within five (5) days of the receipt of the Accounting Firm’s determination if the Payment is then required to satisfy an assessment or other current demand for payment made of the Employee by federal or state taxing authorities.  Gross-Up Payments due at a later date shall be paid to the Employee no later than fourteen (14) days prior to the date that the Employee’s federal or state payment is due.  If required by law, the Company shall treat all or any portion of the Gross-Up Payment as being subject to income tax withholding for federal or state tax purposes.  Amounts determined by the Company to be subject to federal or state tax withholding will not be paid directly to Employee but shall be timely paid to the respective taxing authority.

(iv)

As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder.  In the event that Employee hereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee.  Conversely, if it is later determined that the actual required Gross-Up Payment was less than the amount paid to the Employee, the Employee shall refund the excess portion to the Company but only to the extent that the Employee has not yet paid the excess amount to the taxing authorities or is able to obtain a refund from the respective taxing authorities of amounts previously paid.  The Company may pursue at its own expense the refund on behalf of the Employee.

c.

Change in Control shall mean the date as of which any of the following occurs:

(i)

The Consummation of an acquisition after which any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (hereinafter “Exchange Act”) shall have beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act (hereinafter “Beneficial Ownership”) of 35% or more of the Voting Securities of the Company; provided, however, that for purposes of the preceding sentence, the following acquisitions of Voting Securities of the Company shall not constitute a Change in Control:

(A)

ownership or an acquisition by Cal Turner, James Stephen Turner or a member or members of his or their immediate family or any trust, partnership, foundation or similar entity for the exclusive benefit of any such persons (collectively, the “Turner Family Interests”);

(B)

any acquisition directly from the Company;

(C)

any acquisition by the Company or an affiliate which the Company Controls;

(D)

any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company;

(E)

any acquisition by a qualified pension plan or publicly held mutual fund;

(F)

any acquisition by the Employee or a group within the meaning of Section 14(d) of the Exchange Act that includes the Employee; or

(G)

any Business Combination which would not otherwise constitute a Change in Control because of the application of clauses (A), (B) and (C) of Paragraph 12(c)(iii).

(ii)

A change in the composition of the Board of Directors of the Company whereby individuals who constitute the Board of Directors of the Company as of the Effective Date of this Agreement (plus any individual who shall become a director subsequent to such date whose election or nomination for election by the shareholders was approved by a vote of at least 75% of the directors then comprising the Board of Directors) (hereinafter “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors.  Notwithstanding the foregoing, no individual who shall become a director of the Board of Directors subsequent to the Effective Date whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act other than the Board of Directors shall be a member of the Incumbent Board.

(iii)

Consummation of a Business Combination, unless, immediately following such Business Combination, all of the following three conditions are met:

(A)

all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of the Voting Securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of the Voting Securities of the Company or all or substantially all of the Company’s assets) (such surviving or resulting corporation to be referred to as “Surviving Company”), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities of the Company;

(B)

no individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding any corporation resulting from such Business Combination, the Turner Family Interests, any qualified pension plan, a publicly held mutual fund, the Employee, a group within the meaning of Section 14(d) of the Exchange Act that includes the Employee, or an employee benefit plan (or related trust) of the Company or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 35% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed immediately prior to the Business Combination; and

(C)

at least a majority of the members of the board of directors of the Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination.

(iv)

For purposes of subparagraphs (i) - (iii) above, the terms below shall have the following meanings:

(A)

“Business Combination” shall mean a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company.

(B)

“Consummation” shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation’s shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or governmental agencies.

(C)

“Control” shall mean, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation’s Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity’s voting equity interests.

(D)

“Voting Securities” shall mean the outstanding voting securities of a company entitling the holder thereof to vote generally in the election of such company’s directors.

13.

Publicity; No Disparaging Statement.  Except as otherwise provided in Paragraph 14 hereof, Employee and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

14.

Confidentiality and Legal Process.  Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to any one other than his personal agents.  Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit Employee from performing any duty or obligation that shall arise as a matter of law.  Specifically, Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process.  This Agreement is not intended in any way to proscribe Employee’s right and ability to provide information to any federal, state or local government in the lawful exercise of such government’s governmental functions.

15.

Business Protection Provision Definitions.

a.

Preamble.  As a material inducement to the Company to enter into this Agreement, and its recognition of the valuable experience, knowledge and proprietary information Employee will gain from his employment with the Company, Employee warrants and agrees he will abide by and adhere to the business protection provisions in Paragraphs 15, 16, 17, 18 and 19 herein.

b.

Definitions.  For purposes of Paragraphs 15, 16, 17, 18 and 19 herein, the following terms shall have the following meanings:

(i)

“Competitive Position” shall mean any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the Employee and any person or Entity engaged wholly or in material part in the business in which the Company is engaged including but not limited to such other similar businesses as Family Dollar Stores, Fred’s, the 99 Cents Stores and Dollar Tree Stores whereby the Employee is required to or does perform services on behalf of or for the benefit of such person or Entity which are substantially similar to the services Employee participated in or directed while employed by the Company or any of its affiliates.

(ii)

“Confidential Information” shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the Company, other than “Trade Secrets” (as defined below), which is of tangible or intangible value to the Company and the details of which are not generally known to the competitors of the Company.  Confidential Information shall also include:  any items marked “CONFIDENTIAL” or some similar designation or are otherwise identified as being confidential.

(iii)

“Entity” or “Entities” shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

(iv)

“Restricted Period” shall mean two (2) years following the Employee’s termination date.

(v)

“Territory” shall include those states in which the Company maintains stores at Employee’s termination date.

(vi)

“Trade Secrets” shall mean information or data of or about the Company, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that:  (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (C) any other information which is defined as a “trade secret” under applicable law.

(vii)

“Work Product” shall mean all tangible work product, property, data, documentation, “know-how,” concepts or plans, inventions, improvements, techniques and processes relating to the Company that were conceived, discovered, created, written, revised or developed by Employee during the term of his employment with the Company.

16.

Nondisclosure:  Ownership of Proprietary Property.

a.

In recognition of the need of the Company to protect its legitimate business interests, Confidential Information and Trade Secrets, Employee hereby covenants and agrees that Employee shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the Company and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law:  (i) with regard to each item constituting a Trade Secret, at all times such information remains a “trade secret” under applicable law, and (ii) with regard to any Confidential Information, for the Restricted Period.

b.

Employee shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware.  Employee shall assist the Company, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.

c.

All Work Product shall be owned exclusively by the Company.  To the greatest extent possible, any Work Product shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended), and Employee hereby unconditionally and irrevocably transfers and assigns to the Company all right, title and interest Employee currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights.  Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company.

17.

Non-Interference with Employees.  Employee covenants and agrees that during the Restricted Period he will not, either directly or indirectly, alone or in conjunction with any other person or Entity:  (a) actively recruit, solicit, attempt to solicit, or induce any person who, during such Restricted Period, or within one year prior to the Employee’s termination date, was an exempt employee of the Company or any of its subsidiaries, or was an officer of any of the other DG Entities to leave or cease such employment for any reason whatsoever; or (b) hire or engage the services of any such person described in Paragraph 17(a) above in any business substantially similar or competitive with that in which the Company was engaged during his employment.

18.

Non-Interference with Customers.

a.

Employee acknowledges that in the course of employment, he will learn about Company’s business, services, materials, programs and products and the manner in which they are developed, marketed, serviced and provided.  Employee knows and acknowledges that the Company has invested considerable time and money in developing its programs, agreements, offices, representatives, services, products and marketing techniques and that they are unique and original.  Employee further acknowledges that the Company must keep secret all pertinent information divulged to Employee and Company’s business concepts, ideas, programs, plans and processes, so as not to aid Company’s competitors.  Accordingly, Company is entitled to the following protection, which Employee agrees is reasonable:

b.

Employee covenants and agrees that for a period of two (2) years following his termination date, he will not, on his own behalf or on behalf of any person or Entity, solicit, direct, appropriate, call upon, or initiate communication or contact with any person or entity or any representative of any person or entity, with whom Employee had contact during his employment, with a view toward the sale or the providing of any product, equipment or service sold or provided or under development by Company during the period of two (2) years immediately preceding the date of Employee’s termination.  The restrictions set forth in this section shall apply only to persons or entities with whom Employee had actual contact during the two (2) years prior to termination of employment with a view toward the sale or providing of any product, equipment or service sold or provided or under development by Company.

19.

Non-Interference with Business.

a.

Employee and Company expressly covenant and agree that the scope, territorial, time and other restrictions contained in this entire Agreement constitute the most reasonable and equitable restrictions possible to protect the business interest of the Company given: (i) the business of the Company; (ii) the competitive nature of the Company’s industry; and (iii) that Employee’s skills are such that he could easily find alternative, commensurate employment or consulting work in his field which would not violate any of the provisions of this Agreement.  The Employee further acknowledges that the payments described in Paragraphs 5, 11 and 12 are also in consideration of his covenants and agreements contained in Paragraphs 15 through 19 hereof.

b.

Employee covenants and agrees not to obtain or work in a Competitive Position within the Territory for the Restricted Period.

20.

Return of Materials. Upon the Employee’s termination, or at any point after that time, upon the specific request of the Company, Employee shall return to the Company all written or descriptive materials of any kind belonging or relating to the Company or its affiliates, including, without limitation, any originals, copies and abstracts containing any Work Product, intellectual property, Confidential Information and Trade Secrets in Employee’s possession or control.

21.

General Provisions.

a.

Amendment.  This Agreement may be amended or modified only by a writing signed by both of the parties hereto.

b.

Binding Agreement.  This Agreement shall inure to the benefit of and be binding upon Employee, his heirs and personal representatives, and the Company and its successors and assigns.

c.

Waiver Of Breach; Specific Performance.  The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.  Each of the parties to this Agreement will be entitled to enforce its or his rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

d.

Unsecured General Creditor.  The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company.

e.

No Effect On Other Arrangements.  It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.

f.

Tax Withholding.  There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Employee.

g.

Notices.

(i)

All notices and all other communications provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, or sent by facsimile, as follows:

If to Company to:

Dollar General Corporation

Attn: General Counsel

1 Mission Ridge

Goodlettsville, TN  37072-2171

Facsimile: (615)855-5180

If to Employee to:

Permanent address to be provided with copy to

                                      Charisse R. Lillie, Esquire

                                       Ballard Spahr Andrews & Ingersoll, LLP

                                       1735 Market Street, 51st Floor

                                       Philadelphia, PA 19103-7599

(ii)

All notices sent under this Agreement shall be deemed given twenty-four (24) hours after sent by facsimile or courier, seventy-two (72) hours after sent by certified or registered mail and when delivered if personal delivery.

(iii)

Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Paragraph.

h.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee (without giving effect to conflict of laws).

i.

Entire Agreement.  This Agreement contains the full and complete understanding of the parties hereto with respect to the subject matter contained herein and this Agreement supersedes and replaces any prior agreement, either oral or written, which Employee may have with Company that relates generally to the same subject matter.

j.

Assignment.  This Agreement may not be assigned by Employee, and any attempted assignment  shall be null and void and of no force or effect.

k.

Severability.  If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and to that end the provisions hereof shall be deemed severable.

l.

Paragraph Headings.  The paragraph headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

m.

Interpretation.  Should a provision of this Agreement require judicial interpretation, it is agreed that the judicial body interpreting or construing the Agreement shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement, it being agreed that all parties and/or their agents have participated in the preparation hereof.

n.

Voluntary Agreement.  Employee and Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement.  Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with legal, tax or other adviser(s) of such party’s choice before executing this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement effective the 22nd day of September, 2003.

“COMPANY”

DOLLAR GENERAL CORPORATION

By:	/s/ David A. Perdue

Its:	Chairman and CEO

“EMPLOYEE”

/s/ Lawrence V. Jackson
Lawrence V. Jackson

Witnessed By:

/s/ Brenda Brown Price

Addendum to Employment

Agreement with Lawrence V. Jackson

RELEASE AGREEMENT

THIS RELEASE (“Release”) is made and entered into by and between Lawrence V. Jackson (“Employee”) and DOLLAR GENERAL CORPORATION, and its successor or assigns (“Company”).

WHEREAS, Employee and Company have agreed that Employee’s employment with Dollar General Corporation shall terminate on ___________________;

WHEREAS, Employee and the Company have previously entered into that certain Employment Agreement, effective September 22, 2003 (“Agreement”), that this Release is incorporated therein by reference;

WHEREAS, Employee and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee’s employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

WHEREAS, the Company desires to compensate Employee in accordance with the Agreement for service he has provided or will provide for the Company;

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.

Claims Released Under This Agreement.

In exchange for receiving the benefits described in Paragraph 11 or 12 of the Agreement, I hereby voluntarily and irrevocably waive, release, dismiss with prejudice, and withdraw all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which I ever had, may have, or now have against Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the “Releasees”), arising from or relating to (directly or indirectly) my employment or the termination of my employment or other events occurred as of the date of execution of this Agreement, including but not limited to:

(a)

claims for violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, 42 U.S.C. § 1981, the Sarbanes Oxley Act of 2002, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act;

(b)

claims for violations of any other federal or state statute or regulation or local ordinance;

(c)

claims for lost or unpaid wages, compensation, or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, fraud, misrepresentation, conversion, tortious interference, breach of contract, or breach of fiduciary duty;

(d)

claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement, or any other similar type plan sponsored by the Company (except for benefits specifically provided for under the Benefits Plans as specified in Section 2, below); or

(e)

any other claims under state law arising in tort or contract.

2.

Claims Not Released Under This Agreement.

In signing this Agreement, I am not releasing any claims that may arise under the terms of this Agreement or which may arise out of events occurring after the date I execute this Agreement.

I am also not releasing claims to benefits that I am already entitled to receive under the Benefits Plans.  However, I understand and acknowledge that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

Nothing in this Agreement shall prohibit me from engaging in protected activities under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of the law.

3.

No Assignment of Claim.  Employee represents that he has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any party prior to the date of this Release.

4.

Compensation.  In accordance with the Agreement, the Company agrees to pay the Employee, or if he becomes eligible for payments under Paragraph 11 or 12 but dies before receipt thereof, his spouse or his estate, as the case may be, the amount provided in Paragraph 11 or 12 of the Agreement.

5.

Publicity; No Disparaging Statement.  Except as otherwise provided in Paragraph 14 of the Agreement, Employee and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

6.

No Admission Of Liability.  This Release shall not in any way be construed as an admission by the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

7.

Voluntary Execution.  Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Release, including his attorney and accountant or tax advisor prior to his signing it; that this Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is voluntary and genuine.  EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.

8.

Ability to Revoke Agreement.  EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD.  HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:

 “COMPANY”

 DOLLAR GENERAL CORPORATION

By:

Its:

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE.  I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

 “EMPLOYEE”

Date
WITNESSED BY:

Date